Exhibit 99.1
SINA Announces Chief Operating Officer Hurst Lin’s Resignation and Appointment to the Board of Directors
SHANGHAI, China, January 06, 2006 /Xinhua-PRNewswire/ — SINA Corporation (Nasdaq: SINA), a leading online media company and value-added information service provider for China and for global Chinese communities, announced that Hurst Lin, Chief Operating Officer, has indicated his intention to resign from his position from the Company to pursue venture capital investment opportunities. To ensure a smooth transition, Mr. Lin will remain in his current position until March 31, 2006. Concurrently, Mr. Lin has been appointed to the Board of Directors, effective immediately.
Mr. Lin was a co-founder of SinaNet, one of the two predecessor companies of SINA. Mr. Lin has been with the Company for over 10 years since the inception of SinaNet.
“Hurst has contributed greatly to the founding and the development of SINA and we are sad to see him leave but we also understand his decision to move on and seek new challenges. We wish him the very best in his future endeavors,” said Wang Yan, SINA’s Chief Executive Officer. “Simultaneously, we’re looking forward to continue to work with Hurst on our Board and for him to continue to provide his experience and insights to the Company.”
“Founding SINA and watching it develop into one of the leading Internet companies in China has been the crowning achievement of my career. SINA has been not just a company but a family for me in my life and while I may no longer be involved in the day-to-day SINA operation, I will do my utmost to ensure a smooth transition and to continue to work closely with the Management for the Company’s continuing success from the Board,” said Hurst Lin, Chief Operating Officer of SINA.
About SINA
SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games ), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping and auctions). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.

Safe Harbor Statement
This announcement contains forward-looking statements. SINA may also make forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. SINA assumes no obligation to update the forward-looking statements in this release and elsewhere. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, the effect of the notice issued by the Chinese State Administration of Radio, Film and Television in late January 2005 on the Company’s revenues from usage-based SMS products promoted via direct advertisement on radio and television, the Company’s ability to develop and market other usage-based SMS products, fluctuations in quarterly operating results, the Company’s reliance on mobile value-added service and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide mobile value-added service, the changes in January 2005 by China Mobile to its billing process for undelivered MMS services and the effect of such changes on the Company’s MMS revenues, the migration by China Mobile of MMS onto MISC platform and the effect of such migration on the Company’s MMS revenues, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the year ended December 31, 2004 and its quarterly report on Form 10-Q for the quarter ended September 30, 2005, as well as in its other filings with the Securities and Exchange Commission.
Contact:
Chen Fu
Investor Relations
SINA Corporation
Phone: 8621-62895678 x 6089
E-mail: fuchen@staff.sina.com
Denise Roche
The Ruth Group
Phone: (646) 536-7008
Email: droche@theruthgroup.com

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